Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (the “Employment Agreement”), effective as of August 1, 2010 by and between Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and David Bar-Or M.D. (the “Executive”) is made as of July 28, 2016 (“Amendment Date”).

WHEREAS, the Company and the Executive (together the “Parties”) entered into the Employment Agreement;

WHEREAS, the Company and the Executive desire to extend the term of the Employment Agreement through July 31, 2017; and

WHEREAS, the Parties have agreed to modify the Employment Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.          The first sentence of Section 1 of the Employment Agreement shall be replaced in its entirety with the following sentence:

“The Company hereby agrees to employ Employee and Employee hereby accepts such employment with the Company for the period of 72 months beginning on the Effective Date.”

2.          All other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have executed this Amendment as of the Amendment Date written above.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Philip H Coelho
Its:	Chairman of the Compensation Committee

/s/ David Bar-Or
David Bar-Or, M.D.